UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 2010

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                Submission of Matters to a Vote of Security Holders.

Charles & Colvard, Ltd. (the “Company”) held its Annual Meeting of Shareholders on May 20, 2010. The shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 23, 2010.

Proposal 1: To fix the number of members elected to the Company’s Board of Directors at six. The votes were cast as follows:

For	Against	Abstain
15,463,291	317,445	17,464

Proposal 1 was approved.

Proposal 2: To elect six members to the Company’s Board of Directors. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
H. Marvin Beasley	6,750,408	104,038	8,943,754
George R. Cattermole	6,500,103	354,343	8,943,754
Laura C. Kendall	6,377,388	477,058	8,943,754
Dr. Charles D. Lein	6,555,544	298,902	8,943,754
Randall N. McCullough	6,753,675	100,771	8,943,754
Ollin B. Sykes	6,301,278	553,168	8,943,754

All directors were duly elected.

Proposal 3: To ratify the appointment of Frazer Frost, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The votes were cast as follows:

For	Against	Abstain
15,668,407	112,870	16,923

Proposal 3 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

May 25, 2010	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer